Exhibit 99.1
GMX RESOURCES INC.
FOR IMMEDIATE RELEASE
FOR ADDITIONAL INFORMATION CONTACT:

Ken L. Kenworthy, Jr.	James Merrill	Michael Rohleder
President, CEO	CFO	Investor Relations Manager
405.600.0711 x311	405.600.0711 x305	405.600.0711 x338
GMX RESOURCES INC. Announces Record Year End and Fourth Quarter 2007 Results; Discusses Recent Convertible Note Transaction; Declares Cash Dividend on 9.25% Series B Cumulative Preferred Stock and Upcoming Conference Call and Web-cast
Oklahoma City, Oklahoma, Wednesday, March 5, 2008 GMX RESOURCES INC., NASDAQ GSM: ‘GMXR’; (visit www.gmxresources.com to view the most recent Company presentation and for more information on the Company) today announces the Company’s preliminary results for the fourth quarter and year ended December 31, 2007. Some highlights of 4Q07 and Year End 2007 are as follows:
4th Quarter 2007

•	Record oil and natural gas production of 2.7 BCFE; up 93% from 1.4 BCFE in the 4Q06.

•	Record oil and natural gas sales of $21.2 million; up 108% from $10.2 million in the 4Q06.

•	Lease operating expenses of $1.02 per MCFE; down 10% from $1.13 per MCFE in the 4Q06

•	General and administrative expenses of $1.04 per MCFE; down 29% from $1.46 per MCFE in the 4Q06.

•	Record non-GAAP discretionary cash flows of $13.5 million; up 99% from $6.8 million in the 4Q06.

•	Net income of $4.9 million; up 104% from $2.4 million in the 4Q06.

•	Diluted earnings per share of $0.28; up 155% from $0.11 in the 4Q06.
Year End 2007

•	Record oil and natural gas production of 8.7 BCFE; up 102% from 4.3 BCFE in the 12 months 2006.

•	Record oil and natural gas sales of $67.9 million; up 113% from $31.9 million in the 12 months 2006.

•	Lease operating expenses of $1.03 per MCFE; down 1% from $1.04 per MCFE in the 12 months 2006.

•	General and administrative expenses of $1.00 per MCFE; down 26% from $1.35 per MCFE in the 12 months 2006.

•	Record non-GAAP discretionary cash flows of $45.4 million; up 115% from $21.1 million in the 12 months 2006.

•	Net income of $16.9 million; up 88% from $9.0 million in the 12 months 2006.

•	Diluted earnings per share of $0.93; up 45% from $0.64 in the 12 months 2006.
“Based on our current rig count, our continuing efforts to control drilling costs and lease operating expenses and the current natural gas price environment, we believe we will be able to fund our planned capital expenditures for the next three years with additional bank debt and cash flows and do not expect to seek additional sources of financing,” stated Jim Merrill, CFO of GMXR. “As of March 1, 2008, approximately 60% of our natural gas produced in Harrison and Panola County, TX is being processed. We recently reached an agreement with Waskom Gas Processing Company to process the natural gas from our operated wells in Harrison and Panola County, TX. As of April 1, 2008, we expect that almost all of our natural gas produced in Harrison and Panola County, TX will be processed,” Merrill added.
Financial Results
For 4Q07, the 108% increase in oil and natural gas sales was due to a 93% increase in production of oil and natural gas in addition to an increase in the average MCFE sales price of 7%. The average prices per barrel of oil and MCF of natural gas received in 4Q07 were $82.88 and $7.31, including hedges, respectively, compared to $58.54 and $7.11 in 4Q06. Production of oil for 4Q07 increased to 38 MBbls compared to 21 MBbls for 4Q06. Natural gas production for 4Q07 increased to 2.5 BCF compared to 1.3 BCF for 4Q06. As a result of GMXR’s hedging activities, GMXR recognized additional oil and natural gas sales of $530,000 and $612,000 for the 4th quarter of 2007 and 2006, respectively. The hedging activities increased the average MCFE sales price by $.20 per MCFE and $.44 per MCFE for the 4th quarter of 2007 and 2006, respectively.
For the twelve months 2007, the 113% increase in oil and natural gas sales was due to a 102% increase in oil and natural gas production in addition to an increase in the average MCFE sales price of 5%. The average prices per barrel of oil and MCF of natural gas received in the twelve months 2007 were $69.11 and $7.41, including hedges, respectively, compared to $63.22 and $7.03 in the twelve months 2006. Production of oil for twelve months 2007 increased to 127 MBbls compared to 69 MBbls for the twelve months 2006. Natural gas production for the twelve months 2007 increased to 8.0 BCF compared to 3.9 BCF for the twelve months 2006. As a result of GMXR’s hedging activities, GMXR recognized additional oil and natural gas sales of $3.0 million and $940,000 for the year ended 2007 and 2006, respectively. The hedging activities increased the average MCFE sales price by $.35 per MCFE and $.22 per MCFE for the year ended 2007 and 2006, respectively.
Lease operations expense on an equivalent unit of production basis was $1.02 per MCFE for 4Q07 compared to $1.13 per MCFE for 4Q06 and $1.03 per MCFE for the twelve months 2007 compared to $1.04 per MCFE for the twelve months 2006. The decrease in lease operations expense on a per MCFE basis is due to GMXR’s effort to control cost while increasing production.

The increase in production and severance taxes is due to severance tax refunds of approximately $1.4 million being recorded in the twelve months 2006 verses only approximately $518,000 in the twelve months 2007. GMXR records severance tax refunds for certain wells upon approval of the refund request by the State of Texas. The refunds received in 2006 include refunds for wells drilled prior to 2006. Upon approval by the State of Texas, certain wells are exempt or subject to a reduced severance tax rate for a period of ten years. An increasing amount of natural gas production is exempt or subject to a reduced severance tax rate.
General and administrative expense on an equivalent unit of production basis was $1.04 per MCFE for 4Q07 compared to $1.46 per MCFE for 4Q06 and $1.00 per MCFE for the twelve months 2007 compared to $1.35 per MCFE for the twelve months 2006. The decrease in general and administrative expenses on a per MCFE basis is primarily the result of increased oil and natural gas production. General and administrative expense has historically not varied in direct proportion to oil and natural gas production because certain types of general and administrative expense are fixed in nature.
GMXR’s income tax expense increased $483,000 from 4Q06 to 4Q07 and $4.6 million from the twelve months 2006 to the twelve months 2007. The increase in income tax expense is due primarily to the increase in the difference between the financial carrying value of oil and natural gas properties and other property and equipment, including GMXR’s drilling rigs, and the associated tax basis. During 2007, GMXR recognized approximately $33,000 of current tax expense related to alternative minimum tax.
Recent $125 Million Convertible Senior Note Transaction
On February 15, 2008, GMXR closed on a $125 million offering of 5% convertible senior notes due 2013 that contained a net share settlement feature. The benefits of issuing a convertible note with a net share settlement feature are as follows:
•	$125 million is paid in cash at conversion or maturity

•	Until the conversion price of $32.50 is exceeded, no incremental shares are added to the fully diluted share count

•	Low interest rate of 5% and accretive to cash flow

•	Common shares issued under the related share lending agreement are required to be returned to Company at conversion or maturity of the notes. We will not include loaned shares in calculation of earnings per share.

•	Potential dilution at future stock prices:

Stock Price	Potential shares to be issued at maturity or conversion
$35	274,725 shares
$40	721,154 shares
$50	1,346,154 shares
•	Company has the option to pay the value in excess of the conversion price in common shares or cash.

•	The number of shares issuable upon conversion may be increased in connection with certain extraordinary corporate events, such as a change in control

Dividend on 9.25% Series B Cumulative Preferred Stock
GMXR will pay a regular quarterly dividend of $0.578125 per share on April 1, 2008 to holders of record as of March 21, 2008 on the 2,000,000 outstanding shares 9.25% Series B Cumulative (non convertible) Preferred Stock. The shares are listed on The Global Select Market of The NASDAQ Stock Market LLC under the symbol “GMXRP.”
GMXR will discuss its fourth quarter and year end 2007 earnings and give an operational update in a conference call and web-cast on March 6, 2008 at 8:30 AM EST/7:30 AM CST/6:30 AM MST/5:30 AM PST. This conference call and web-cast will be followed with a question and answer session. Individuals can participate via telephone by dialing 800-860-2442 or 412-858-4600 and referring to conference ID “GMX” five to ten minutes before the scheduled start of the conference call or access the conference call via Internet web-cast by logging on to the Company’s website at www.gmxresources.com at least 20 minutes prior to the scheduled start of the call to download and install any necessary audio software. You can find the Internet web-cast link under the Investor Relations tab where you will be required to register your name and email address. You must have either Microsoft Media Player or Real Player to access the conference call. During the conference call periodically the company’s most recent presentation, on its website will be utilized. An on-demand replay of the teleconference call will be available until March 31, 2008 by calling 877-344-7529 referring to conference ID “417138” and the web-cast will be available on GMXR’s website for 30 days.
GMX RESOURCES INC. is a ‘Pure Play’, E & P company with 435 BCFE in Proved Reserves and 1.3 TCFE in 3P Reserves that are 94% Natural Gas; consisting of 256 gross / 139.6 net CV producers and 1,416 gross/ 926 net Cotton Valley (“CV”) un-drilled locations; only 13% developed and providing a 100% success rate. Eight drilling rigs are currently developing this contiguous gas resource play on the Sabine Uplift; Carthage, North Field, in Panola & Harrison County of East Texas. where the company has invested $60 MM in infrastructure; which has contributed to ‘Best In Class’ finding and development costs; 38 gross / 31 net Travis Peak/Hosston Sands & Pettit producers produce on the property which also contains Lower CV Bossier/Haynesville “Gas Shales”. These multiple resource layers provide repeatable organic growth. The Company Headquartered in Oklahoma City, Oklahoma, GMXR has interests in 312 gross / 182 net producing wells and operates 65% of its reserves. The Company’s strategy is to grow shareholder value through acreage additions achieving operational growth around its core area, converting its natural gas reserves to proved, while maintaining balanced prudent financial management.
This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. They include statements regarding the Company’s financing plans and objectives, drilling plans and objectives, related exploration and development costs, number and location of planned wells, reserve estimates and values, statements regarding the quality of the Company’s properties and potential reserve and production levels. These statements are based on certain assumptions and analysis made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes appropriate in the circumstances, including the assumption that there will be no material change in the operating environment for the company’s properties. Such statements are subject to a number of risks, including but not limited to commodity price risks, drilling and production risks, risks relating to the Company’s ability to obtain financing for its planned activities, risks related to weather and unforeseen events, governmental regulatory risks and other risks, many of which are beyond the control of the Company. Reference is made to the company’s reports filed with the Securities and Exchange Commission for a more detailed disclosure of the risks. For all these reasons, actual results or developments may differ materially from those projected in the forward-looking statements.

GMX Resources Inc. and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share data)

	December 31,	December 31,
	2006	2007
ASSETS		(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$4,960	$5,907
Accounts receivable—interest owners	64	906
Accounts receivable—oil and gas revenues	5,767	10,258
Derivative instruments	1,176	—
Inventories	373	1,558
Prepaid expenses and deposits	1,285	1,720

Total current assets	13,625	20,349

OIL AND GAS PROPERTIES, AT COST, BASED ON THE FULL COST METHOD OF ACCOUNTING
Properties being amortized	173,050	350,573
Properties not subject to amortization	1,125	2,143
Less accumulated depreciation, depletion, and amortization	(16,875)	(33,257)

	157,300	319,459

OTHER PROPERTY AND EQUIPMENT	43,097	63,527
Less accumulated depreciation	(3,742)	(8,570)

	39,355	54,957

OTHER ASSETS	43	575

TOTAL ASSETS	$210,323	$395,340

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$24,658	$34,941
Accrued expenses	3,552	3,778
Revenue distributions payable	513	3,667
Derivative instruments	—	1,720
Current maturities of long-term debt	251	4,321

Total current liabilities	28,974	48,427
LONG-TERM DEBT, LESS CURRENT PORTION	41,569	121,413
OTHER LIABILITIES	3,272	4,649
DEFERRED INCOME TAXES	5,027	11,925
SHAREHOLDERS’ EQUITY
Preferred stock, par value $.001 per share, 10,000,000 shares authorized:
Series A Junior Participating Preferred Stock, 25,000 shares authorized, none issued and outstanding	—	—
9.25% Series B Cumulative Preferred Stock, 3,000,000 shares authorized, 2,000,000 shares issued and outstanding (aggregate liquidation preference: $50,000,000)	2	2
Common stock, par value $.001 per share—authorized 50,000,000 shares; issued and outstanding 11,242,136 shares in 2006 and 13,267,886 shares in 2007.	11	13
Additional paid-in capital	113,266	180,543
Retained earnings	17,426	29,686
Other comprehensive income	776	(1,318)

Total shareholders’ equity	131,481	208,926

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$210,323	$395,340

GMX Resources Inc. and Subsidiaries
Consolidated Statements of Operations
(Dollars in thousands, except shares and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2007	2006	2007
REVENUE:	(Unaudited)		(Unaudited)
Oil and gas sales	$10,248	$21,190	$31,882	$67,883
Interest income	41	49	151	224
Other income	—	—	—	2

Total revenue	10,289	21,239	32,033	68,109

EXPENSES:
Lease operations	1,573	2,754	4,479	8,982
Production and severance taxes	(182)	827	465	2,746
Depreciation, depletion, and amortization	2,823	6,117	8,046	18,681
Interest	276	2,006	824	4,088
General and administrative	2,036	2,803	5,829	8,717

Total expenses	6,526	14,507	19,643	43,214

Income before income taxes	3,763	6,732	12,390	24,895

INCOME TAXES	1,376	1,859	3,415	8,010

NET INCOME	2,387	4,873	8,975	16,885

PREFERRED STOCK DIVIDENDS	1,156	1,156	1,799	4,625

NET INCOME APPLICABLE TO COMMON STOCK	$1,231	$3,717	$7,176	$12,260

EARNINGS PER SHARE — Basic	$0.11	$0.28	$0.65	$0.94

EARNINGS PER SHARE — Diluted	$0.11	$0.28	$0.64	$0.93

WEIGHTED AVERAGE COMMON SHARE-Basic	11,238,525	13,267,890	11,120,204	13,075,560

WEIGHTED AVERAGE COMMON SHARE-Diluted	11,408,746	13,401,675	11,283,265	13,208,746

GMX Resources Inc and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2006	2007
CASH FLOWS DUE TO OPERATING ACTIVITIES
Net Income	$8,975	$16,885
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	8,046	18,681
Deferred income taxes	3,415	7,977
Non cash compensation expense	662	1,573
Other	30	273
Decrease (increase) in:
Accounts receivable	(1,567)	(5,333)
Inventory, prepaid expenses and other assets	(1,462)	(913)
Increase (decrease) in:
Accounts payable	16,849	10,283
Accrued expenses and liabilities	3,106	(298)
Revenue distributions payable	279	3,317

Net cash provided by (used in) operating activities	38,333	52,445

CASH FLOWS DUE TO INVESTING ACTIVITIES
Additions to oil and natural gas properties	(104,412)	(174,509)
Purchase of property and equipment	(26,161)	(20,489)

Net cash provided by (used in) financing activities	(130,573)	(194,998)

CASH FLOWS DUE TO FINANCING ACTIVITIES
Advances on borrowings	78,862	120,139
Payments on debt	(43,897)	(66,225)
Proceeds from sale of common stock	14,528	65,706
Proceeds from sale of Series B preferred stock	47,113	—
Dividends paid on Series B preferred stock	(1,799)	(4,625)
Issuance of senior secured notes	—	30,000
Fees paid related to financing activities	—	(1,495)

Net cash provided by (used in) financing activities	94,807	143,500

NET INCREASE (DECREASE) IN CASH	2,567	947

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,393	4,960

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,960	$5,907

CASH PAID FOR INTEREST	$683	$3,402

GMX Resources Inc. and Subsidiaries
Non-GAAP Supplemental Information — Discretionary Cash Flows (1)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2007	2006	2007
	(Dollars in Thousands)
Net Income	$2,387	$4,873	$8,975	$16,885

Non cash charges:
Depreciation, depletion, and amortization	2,823	6,117	8,046	18,681
Deferred income taxes	1,376	1,840	3,415	7,977
Non cash compensation expense	215	503	662	1,573
Other	13	214	30	273

Non-GAAP discretionary cash flow	$6,814	$13,547	$21,128	$45,389

Reconciliation of GAAP “Net cash provided by operating activities” to Non-GAAP “discretionary cash flow”

Net cash provided by operating activities	$23,266	$20,086	$38,333	$52,445

Adjustments:
Changes in operating assets and liabilities	(16,452)	(6,539)	(17,205)	(7,056)

Non-GAAP discretionary cash flow	$6,814	$13,547	$21,128	$45,389

(1)	Discretionary cash flow represents net cash provided by operating activities before changes in assets and liabilities. Discretionary cash flow is presented because management believes it is a useful financial measure in addition to net cash provided by operating activities under accounting principles generally accepted in the United States (GAAP). Management believes that discretionary cash flow is widely accepted as a financial indicator of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities. Discretionary cash flow is widely used by professional research analysts and investors in the comparison, valuation, rating and investment recommendations of companies within the oil and gas exploration and production industry. Discretionary cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity, or as an alternative to net income.